[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                    EXHIBIT 10.9

                           EXCLUSIVE LICENSE AGREEMENT

                                     between

                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                       and

                        DYNAVAX TECHNOLOGIES CORPORATION

                                       for

                         UC Case Nos. 92-296 and 97-138

 Method, Compositions and Devices For Administration of Naked Nucleotides Which
                      Express Biologically Active Peptides,

                                       and

                  Immunostimulatory Oligonucleotide Conjugates

                                TABLE OF CONTENTS

Article No./Title                                                                                              Page
-----------------                                                                                              ----
BACKGROUND ...............................................................................................       1
1. DEFINITIONS ...........................................................................................       2
2. LIFE OF PATENT EXCLUSIVE GRANT ........................................................................       5
3. SUBLICENSES ...........................................................................................       5
4. PAYMENT TERMS .........................................................................................       6
5. LICENSE-ISSUE FEE .....................................................................................       8
6. LICENSE MAINTENANCE FEE ...............................................................................       8
7. EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES .........................................................       9
8. ADDITIONAL PAYMENTS ...................................................................................       9
9. DUE DILIGENCE .........................................................................................      10
10. OPTION ON FUTURE TECHNOLOGY ..........................................................................      12
11. PROGRESS AND ROYALTY REPORTS .........................................................................      12
12. BOOKS AND RECORDS ....................................................................................      13
13. LIFE OF THE AGREEMENT ................................................................................      14
14. TERMINATION BY THE REGENTS ...........................................................................      14
15. TERMINATION BY THE LICENSEE ..........................................................................      15
16. DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION ............................................      15
17. USE OF NAMES AND TRADEMARKS ..........................................................................      15
18. LIMITED WARRANTY .....................................................................................      15
19. PATENT PROSECUTION AND MAINTENANCE ...................................................................      16
20. PATENT MARKING .......................................................................................      19
21. PATENT INFRINGMENT ...................................................................................      19
22. INDEMNIFICATION ......................................................................................      20
23. NOTICES ..............................................................................................      21
24. ASSIGNABILITY ........................................................................................      22
25. NO WAIVER ............................................................................................      22
26. GOVERNING LAWS .......................................................................................      22
27. PREFERENCE FOR UNITED STATES INDUSTRY ................................................................      23
28. GOVERNMENT APPROVAL OR REGISTRATION ..................................................................      23
29. EXPORT CONTROL LAWS ..................................................................................      23
30. SECRECY ..............................................................................................      23
31. MISCELLANEOUS ........................................................................................      25

CASE NOS. 92-296 & 97-138

                           EXCLUSIVE LICENSE AGREEMENT

                                       for

 Method, Compositions and Devices For Administration of Naked Nucleotides Which

                      Express Biologically Active Peptides

                                       and

                  Immunostimulatory Oligonucleotide Conjugates

         This license agreement (the "Agreement") is made effective this 26th day of March, 1997 (the "Effective Date") between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, ("The Regents"), and Dynavax Technologies Corporation, a California corporation having a principal place of business at Alta Partners, One Embarcadero Center, San Francisco, CA 94111, (the "Licensee").

                                   BACKGROUND

         A. Certain inventions, generally characterized in the patent applications entitled "Method, Compositions and Devices For Administration of Naked Nucleotides Which Express Biologically Active Peptides" UC Case No. 92-296 and "Immunostimulatory Nucleotide Sequences" UC Case No. 97-138 (collectively the "Invention"), were made in the course of research at the University of California, San Diego by Drs. Dennis A. Carson, Eyal Raz and Meredith Howell and are covered by Regents' Patent Rights as defined below;

         B. The development of the Invention was sponsored in part by the National Institutes of Health and as a consequence this license is subject to overriding obligations to the Federal Government under 35 U.S.C. Sections 200-212 and applicable regulations;

         C. The development of the Invention was sponsored also in part by Ciba-Geigy Ltd., which has waived its rights to the Invention in a letter to The Regents dated May 14, 1996;

         D. The Licensee has evaluated the Invention under a Secrecy Agreement with The Regents dated July 15, 1996 (U.C. Control No. 97-20-0023);

         E. The Licensee wished to obtain rights from The Regents for the commercial development, use, and sale of products from the Invention, and The Regents is willing to grant those rights so that the Invention may be developed to its fullest and the benefits enjoyed by the general public;

         F. The Licensee is a "`small business concern" as defined pursuant to 15 U.S.C. Section 632; and

         G. Both parties recognize and agree that royalties due under this Agreement will be paid on both pending patent applications and issued patents.

                                 - - oo 0 oo - -

         In view of the foregoing, the parties agree:

1.       DEFINITIONS

         1.1 "Regent's Patent Rights" means any subject matter claimed or disclosed in any of the following:

 CASE NUMBER      U.S. PATENT APPLICATION             FILING DATE
                       SERIAL NUMBER
--------------------------------------------------------------------------------
92-296-1                08/112,440              August 26, 1993 - (now
                                                abandoned)

92-296-2                08/464,878                   June 7, 1995

92-296-3                08/333,068                  November 1, 1994

92-296-4                08/334,260                  November 3, 1994

92-296-5                [***]                       [***]

92-296-6                [***]                       [***]

92-296-7                [***]                       [***]

92-296-8                [***]                       [***]

92-296-9                [***]                       [***]

92-296-A                08/593,554                  January 30, 1996

92-296-B                08/725,968                  October 4, 1996

97-138-1                60/028,118                  October 11, 1996

         by Drs. Dennis A. Carson, Eyal Raz and Meredith Howell and assigned to The Regents; and continuation applications thereof, and divisions, substitutions, and continuation-in-part applications, but only to the extent claims in any such continuation-in-part application contain subject matter included in the foregoing listed applications as originally filed in the U.S. Patent and Trademark Office ("USPTO"); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents (including inventor's certificates).

         1.2 "Licensed Product" means any machine, manufacture or composition of matter that is either claimed or disclosed in Regents' Patent Rights, or that is produced by the Licensed Method or, the use of which would constitute, but for the license granted to the Licensee under this Agreement, an infringement of any pending or issued claim within Regents' Patent Rights.

         1.3 "Licensed Method" means any method that is claimed or disclosed in Regents' Patent Rights, the use of which would constitute, but for the license granted to the Licensee under this Agreement, an infringement of any pending or issued claim within Regents' Patent Rights.

[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         1.4 "Net Sales" means the total of the gross invoice prices of Licensed Products sold or Licensed Methods performed by the Licensee, or an Affiliate or a sublicensee of Licensee, less the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales; transportation charges and allowances; credits to customers because of rejections or returns or discounts actually allowed. For purposes of calculating Net Sales, transfers to an Affiliate or sublicensee for end use for purposes other than performing research and development of Licensed Products by the Affiliate or sublicensee will be treated as sales at list price.

         1.5 "Affiliate" means any corporation or other business entity which the Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or by which the Licensee is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an "Affiliate" includes any company in which the Licensee owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

         1.6 "Attributed Income" means the following types of income received by Licensee which is attributable to the Invention licensed hereunder: upfront licensing fees paid to Licensee by third parties (e.g. corporate partners and sublicensees of Licensee) and licensing and/or research and development (R&D) milestone payments made to Licensee for the development of Licensed Products which milestone payments are payable prior to (but not after) the commencement of clinical trials for a Licensed Product to which the income is attributable. Attributed Income does not include amounts received by Licensee from third parties for the purchase of an equity interest in Licensee (except amounts in excess of the fair market value of Licensee's stock at the time such purchase is made), amounts received to fund Licensee's research and development efforts (charged at cost), amounts received by Licensee as a loan subject to repayment, or reimbursement of patent costs, or amounts received by Licensee for research and development and/or licensing of technology not covered by Regents' Patent Rights.

2.       LIFE OF PATENT EXCLUSIVE GRANT

         2.1 Subject to the limitations set forth in this Agreement, The Regents grants to the Licensee a world-wide license under Regents' Patent Rights to make, have made, use and sell Licensed Product and to practice Licensed Method.

         2.2 Except as otherwise provided in this Agreement, the license granted in Paragraph 2.1 is exclusive for the life of this Agreement.

         2.3 The license granted in Paragraphs 2.1 and 2.2 is subject to all the applicable provisions of any license to the United States Government executed by The Regents and is subject to the overriding obligations to the U.S. Government under 35 U.S.C. section 200-212 and applicable governmental implementing regulations.

         2.4 The Regents reserves the right to use the Invention and associated technology for its own noncommercial educational and research purposes.

3.       SUBLICENSES

         3.1 The Regents also grants to the Licensee the right to issue sublicenses to third parties to make, have made, use and sell Licensed Product and to practice Licensed Method, as long as the Licensee has current exclusive rights thereto under this Agreement. To the extent applicable, sublicenses must include all of the rights of and obligations due to The Regents (and, if applicable, the United States Government) contained in this Agreement.

         3.2 The Licensee shall promptly provide The Regents with a copy of each sublicense issued; collect and guarantee payment of all payments due The Regents from sublicensees; and summarize and deliver all reports due The Regents from sublicensees. All information provided pursuant to this Paragraph 3.2 shall be deemed Confidential Information of Licensee for the purposes of Article 30 (Secrecy).

         3.3 Upon termination of this Agreement for any reason, The Regents shall allow sublicensees to become direct licensees of the rights granted herein, to the extent that it is not unreasonable for The Regents to do so as a public entity and provided that:

                  3.3.1 The Licensee was not in breach of this Agreement when entering into the sublicense;

                  3.3.2 The sublicensee is not in breach of its sublicense agreement at the time of termination of this Agreement; and

                  3.3.3 The sublicensee acquires no rights from or obligations on the part of The Regents other than those that are specifically granted in this Agreement, and the sublicensee assumes all obligations to The Regents required of Licensee by this Agreement, including past due obligations existing at the time of assumption of this sublicense, as well as any additional payments required by the sublicense.

4.       PAYMENT TERMS

         4.1 Paragraphs 1.1, 1.2, and 1.3 define Regents' Patent Rights, Licensed Products and Licensed Methods so that royalties are payable on products and methods covered by both pending patent applications and issued patents. However, if no patent has issued on a particular U.S. or national-phase filed foreign patent application within [***] after such application was so filed, then all obligation to pay royalties on sales of Licensed Products which are solely claimed by that patent application will be suspended until the patent has issued. When such patent does issue, Licensee shall resume paying royalties based on the issued patent as of the date of issuance. Licensee shall also pay to The Regents, within sixty (60) days of issuance all back royalties which accrued during the period of suspended royalties. Royalties will accrue in each country for the duration of Regents' Patent Rights in that country and are payable to The Regents when Licensed Products are invoiced, or if not invoiced, when delivered to a third party.


[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         4.2      Licensee shall pay earned royalties quarterly within sixty
(60) days after each calendar quarter. Each payment will be for earned royalties accrued within the Licensee's most recently completed calendar quarter.

         4.3 All monies due The Regents are payable in United States dollars. When Licensed Products are sold for monies other than United States dollars, the Licensee shall first determine the earned royalty in the currency of the country in which Licensed Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the reporting period.

         4.4 Royalties earned on sales occurring in any country outside the United States may not be reduced by any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income. The Licensee is also responsible for all bank transfer charges. Notwithstanding this, all payments made by the Licensee in fulfillment of The Regents' tax liability in any particular country will be credited against earned royalties or fees due The Regents for that country.

         4.5 If legal restrictions prevent the prompt remittance of royalties by the Licensee from any country where a Licensed Product is sold, the Licensee shall deposit the amount owed to The Regents into an interest bearing account in the applicable country in the name of The Regents until the restrictions are removed. However, if these restrictions persist for longer than a year, the Licensee shall calculate the amount owed United States funds and shall pay The Regents that amount and all subsequent royalties owed to The Regents directly from its U.S. source of funds.

         4.6 If any patent or patent claim within Regents' Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision. The Licensee will not, however, be relieved from paying any royalties that accrued before the final decision or that are based on another patent or claim not involved in the final decision.

         4.7 No royalties may be collected or paid on Licensed Products sold to the account of the U.S. Government, any agency thereof, state or domestic municipal government as provided for in the License to the Government.

         In the event payments, rebillings or fees are not received by The Regents when due, the Licensee shall pay to The Regents interest charges at a rate of [***]. Interest is calculated from the date payment was due until the day payment is actually received by The Regents.

5.       LICENSE-ISSUE FEE

         The Licensee shall pay to The Regents a license issue fee of [***] in two installments as follows: the first payment of [***] shall be paid within seven (7) days of the Effective Date and the second payment of [***] shall be paid on the first anniversary of the Effective Date. The license issue fee is non-refundable, non-cancelable and is not an advance against royalties.

6.       LICENSE MAINTENANCE FEE

         The Licensee shall also pay to The Regents a license maintenance fee of [***] beginning on the second anniversary of the Effective Date and continuing annually on each anniversary of the Effective Date, provided, however, that the maintenance fee is not due on any anniversary of this Agreement if on that date the Licensee is commercially selling a Licensed Product and paying an earned royalty or a minimum annual royalty to The Regents on the sales of that Licensed Product exceeding such maintenance fee amount of [***] for the preceding year. License maintenance fees are non-refundable and are not an advance against earned royalties.

[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.       EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES

         7.1 The Licensee shall also pay to The Regents an earned royalty of [***] of the Net Sales of any Licensed Product by the Licensee or any sublicensee. Licensee shall pay such earned royalty at the time it submits the relevant quarterly royalty report pursuant to Paragraph 11.5.

         7.2 The Licensee shall pay to The Regents a minimum annual royalty of [***] per year for human therapeutic Licensed Products, and [***] per year for all other Licensed Products for the term of Regents' Patent Rights, beginning with the year of the first year of commercial sales for each Licensed Product. For the first year of commercial sales, the Licensee's obligation to pay the minimum annual royalty will be pro-rated for the number of months remaining in that calendar year when commercial sales commence, and the minimum annual royalty will be due the following February 28, to allow for crediting of the pro-rated year's earned royalties. For subsequent years, the minimum annual royalty will be paid to The Regents by February 28 of each year and will be credited against the earned royalty due for the calendar year in which the minimum payment was made.

8.       ADDITIONAL PAYMENTS

         8.1 Clinical Milestone Payment: Licensee shall pay to The Regents [***] within thirty (30) days of the commencement of a clinical [***]. Such payment shall be made for [***]. Additionally, Licensee shall pay to The Regents [***] within thirty (30) days after [***], and [***] within thirty (30) days after [***].


[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         8.2 Patent Milestone Payment: Within thirty (30) days of notification by the USPTO of the allowance of any claim included within Regents' Patent Rights claiming any one of the following technologies: [***], the Licensee shall pay The Regents a one-time cash payment of [***].

         8.3      Indexed Milestone Payment: Within sixty (60) days of either
(a) the closing of a public offering of the common stock pursuant to a registration statement filed with the Securities and Exchange Commission or (b) any consolidation or merger of Licensee with any other entity, or any other corporate reorganization following which the shareholders of Licensee immediately prior thereto own less than sixty percent (60%) of Licensee's voting power, or any transaction or series of transactions in which greater than forty percent (40%) of Licensee's voting power is transferred to a third party not previously a share holder of Licensee; Licensee shall make to The Regents a cash payment equal to [***].

         8.4 Income: Within sixty (60) days of Licensee's receipt of Attributed Income, Licensee shall pay to The Regents [***]. These payments by Licensee shall continue until the earlier to occur of (i) an aggregate of [***] has been paid under this Paragraph 8.4, or (ii) [***].

9.       DUE DILIGENCE

         9.1 The Licensee shall sponsor research in the laboratory of Dr. Augusto Lois at the University of California San Diego, and such sponsored research will be for a two (2) year period of not less than [***], pursuant to the research agreement between The Regents of the University


[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

of California and Licensee dated November 22, 1996, which is attached as Exhibit "A" ("Research Agreement").

         9.2 The Licensee must make commercially reasonable efforts to execute at least one agreement with a corporate partner within [***].

         9.3 Furthermore, within one hundred eighty (180) days of the Effective Date, the Licensee must submit a formal business plan outlining the full operations including recruitment of key staff and implementation of the research and development plan. This plan must include a clear strategy for financing the Licensee until (1) the Licensee concludes a successful initial public offering, or (2) the Licensee is acquired by another corporate entity.

         9.4 The Licensee, on execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Products, either on its own or with a sublicensee, and shall diligently endeavor to market the same within a commercially reasonable time after execution of this Agreement.

         9.5      The Licensee or its sublicensee shall:

                  9.5.1 submit an IND covering Licensed Products to the United States FDA [***];

                  9.5.2 demonstrate the efficacy of a Licensed Product in a scientifically valid animal model [***];

                  9.5.3    market Licensed Products [***];

                  9.5.4 market Licensed Products in the United States [***]; and reasonably fill the market demand for Licensed Products following commencement of marketing at any time during the exclusive period of this Agreement.

[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         If the Licensee is unable to perform any of the provisions in this
Article 9, then The Regents has the right and option either to terminate this Agreement or convert the exclusive license granted to Licensee in Paragraphs 2.1 and 2.2 to a nonexclusive license.

10.      OPTION ON FUTURE TECHNOLOGY

         Subject to the terms of the Research Agreement, attached hereto as Exhibit "A," the Licensee shall have an option to obtain an exclusive license to The Regents' rights in inventions conceived and reduced to practice during the term of the Research Agreement and as a result of research fully funded by the Licensee in the laboratory of Dr. Augusto Lois at the University of California, San Diego. The terms of such license shall be agreed upon by the parties pursuant to good faith negotiations conducted within a reasonable time after any invention is disclosed to Licensee, as provided for in the terms of the Research Agreement.

11.      PROGRESS AND ROYALTY REPORTS

         11.1 Beginning August 28, 1997 and semi-annually thereafter, the Licensee shall submit to The Regents a written progress report covering the Licensee's (and any Affiliate or sublicensee's) activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. Progress reports are required for each Licensed Product until the first commercial sale of that Licensed Product occurs in the United States and shall be again required if commercial sales of such Licensed Product are suspended or discontinued.

         11.2 Progress reports submitted under Paragraph 11.1 shall include, but are not limited to, the following topics:

                  -        summary of work completed

                  -        key scientific discoveries

                  -        summary of work in progress

                  -        current schedule of anticipated events or milestones

                  - market plans for introduction of Licensed Products, and

                  - a summary of resources (dollar value) spent in the reporting period.

         11.3 The Licensee has a continuing responsibility to keep The Regents informed of the large/small business entity status (as defined by the USPTO) of itself and its sublicensees and Affiliates.

         11.4 The Licensee shall promptly report to The Regents in its progress report the date of first commercial sale of a Licensed Product in each country.

         11.5 After the first commercial sale of a Licensed Product anywhere in the world, the Licensee shall make quarterly royalty reports to The Regents within sixty (60) days after each calendar quarter of each year. Each royalty report will cover the Licensee's most recently completed calendar quarter and will show (a) the gross sales and Net Sales of Licensed Products sold during the most recently completed calendar quarter; (b) the number of each type of Licensed Product sold; (c) the royalties, in U.S. dollars, payable with respect to sales of Licensed Products; (d) the method used to calculate the royalty; and
(e) the exchange rates used.

         11.6 If no sales of Licensed Products have been made during any reporting period, the royalty report shall include a statement to this effect.

12.      BOOKS AND RECORDS

         12.1 The Licensee shall keep accurate books and records showing all Licensed Products manufactured, used, and/or sold under the terms of this Agreement. Books and records must be preserved for at least five (5) years from the date of the royalty payment to which they pertain.

         12.2 Books and records must be open to inspection by representatives or agents of The Regents at reasonable times. The Regents shall bear the fees and expenses of examination but if an error in royalties of more than [***] is discovered in any examination then the Licensee shall bear the fees and expenses of that examination.

[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

13.      LIFE OF THE AGREEMENT

         13.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date until either the expiration date of the last-to-expire patent licensed under this Agreement, or if no patent included in Regents' Patent Rights has issued, until the date upon which the last patent application licensed under this Agreement is abandoned.

         13.2 Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

Paragraph 8.3              Indexed Milestone Payment

Article 12                 Books and Records

Article 16                 Disposition of Licensed Products on Hand on Termination

Article 17                 Use of Names and Trademarks

Article 22                 Indemnification

Article 30                 Secrecy

14.      TERMINATION BY THE REGENTS

         If the Licensee fails to perform or violates any term of this Agreement, including failure to sponsor research for at least two (2) years pursuant to the Research Agreement attached hereto as Exhibit "A" (as provided for in Article 10), then The Regents may give written notice of default (Notice of Default) to the Licensee. If the Licensee fails to repair the default within sixty (60) days of the effective date of Notice of Default, The Regents may terminate this Agreement and its licenses by a second written notice (Notice of Termination). If a Notice of Termination is sent to the Licensee, this Agreement will automatically terminate on the effective date of that notice. Termination will not relieve the Licensee of its obligation to pay any fees owing at the time of termination and will not impair any accrued right of The Regents. These notices are subject to Article 23 (Notices).

15.      TERMINATION BY LICENSEE

         15.1 The Licensee has the right at any time to terminate this Agreement in whole or as to any portion of Regents' Patent Rights by giving notice in writing to The Regents. Notice of termination will be subject to
Article 23 (Notices) and termination of this Agreement will be effective sixty
(60) days from the date such notice is received by The Regents.

         15.2 Any termination under the above Paragraph does not relieve the Licensee of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to The Regents or anything done by Licensee prior to the time termination becomes effective. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

16.      DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION

         Upon termination of this Agreement the Licensee is entitled to dispose of all previously made or partially made Licensed Products, but no more, within a period of one hundred and twenty (120) days provided that the sale of those Licensed Products is subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

17.      USE OF NAMES AND TRADEMARKS

         Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by the Licensee of the name "The Regents of the University of California" or the name of any campus of the University of California is prohibited.

18.      LIMITED WARRANTY

         18.1 The Regents warrants to the Licensee that it has the lawful right to grant the rights The Regents purports to grant to Licensee under this license.

         18.2 This license and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE MANUFACTURE, USE, SALE, OFFER FOR SALE OR IMPORT OF THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         18.3 IN NO EVENT MAY THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR LICENSED PRODUCTS.

         18.4     This Agreement does not:

                  18.4.1 express or imply a warranty or representation as to the validity or scope of any of Regents' Patent Rights;

                  18.4.2 express or imply a warranty or representation that anything made, used, sold, offered for sale or imported or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

                  18.4.3 obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 21;

                  18.4.4 confer by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Regents' Patent Rights; or

                  18.4.5 obligate The Regents to furnish any know-how not provided in Regents' Patent Rights.

19.      PATENT PROSECUTION AND MAINTENANCE

         19.1 As long as the Licensee has paid patent costs as provided for in this Article, The Regents shall diligently endeavor to prosecute and maintain the United States and foreign patents comprising Regents' Patent Rights using counsel of its choice. The Regents shall provide the Licensee with copies of all documentation relevant to any filings relating to The Regents' Patent Rights to be made with the USPTO reasonably in advance of the anticipated submission date thereof, so that the Licensee may be informed of and comment upon such filings. The Licensee agrees to keep this documentation confidential. The Regents will incorporate Licensee's comments into the proposed filing where reasonably practicable, provided however, that The Regents' counsel will take instructions only from The Regents, and all patents and patent applications under this Agreement will be assigned solely to The Regents.

         19.2 The Regents shall use all reasonable efforts to amend any patent application to include claims reasonably requested by the Licensee to protect the products contemplated to be sold under this Agreement.

         19.3 The Licensee shall apply for an extension of the term of any patent included within Regents' Patent Rights which may be available under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this Law. The Licensee shall prepare all documents, and The Regents agrees to execute the documents and to take additional action as the Licensee reasonably requests in connection therewith.

         19.4 If either party receives notice pertaining to infringement or potential infringement of any issued patent included within Regents' Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this Law), that party shall notify the other party within ten (10) days after receipt of notice of infringement.

         19.5 The Regents shall file, prosecute and maintain all US and foreign patent applications and patents included within Regents' Patent rights.

         19.6 The Licensee shall bear the costs of preparing, filing, prosecuting and maintaining all United States and foreign patents and patent applications contemplated by this Agreement. Costs billed by The Regents' patent counsel relating to such patents and patent applications will be rebilled to the Licensee and are due within thirty (30) days of rebilling by

The Regents. These costs include patent prosecution costs for the Invention incurred by The Regents prior to the execution of this Agreement and any patent prosecution costs that may be incurred for patentability opinions, re-examination, re-issue, interferences, or inventorship determinations.

         19.7 The Licensee may request The Regents to obtain patent protection on the Invention in foreign countries if available and if it so desires. The Licensee shall notify The Regents of its decision to obtain or maintain foreign patents not less than sixty (60) days prior to the deadline for any payment, filing, or action to be taken in connection therewith, provided that The Regents will use reasonable efforts to inform Licensee of impending deadlines as soon as it becomes aware thereof this notice concerning foreign filing must be in writing, must identify the countries desired, and must reaffirm the Licensee's obligation to underwrite the costs thereof. The absence of such a notice from the Licensee to The Regents will be considered an election not to obtain or maintain foreign rights, provided that The Regents have notified Licensee of the relevant deadline as provided herein.

         19.8 The Licensee's obligation to underwrite and to pay patent prosecution costs will continue for so long as this Agreement remains in effect, but the Licensee may terminate its obligations with respect to any given patent application or patent upon three (3) months' prior written notice to The Regents. The Regents will use its best efforts to curtail patent costs when a notice of termination is received from the Licensee. The Regents may prosecute and maintain such application(s) or patent(s) at its sole discretion and expense, but the Licensee will have no further right or licenses thereunder. Non-payment of patent costs may be deemed by The Regents as an election by the Licensee not to maintain application(s) or patent(s).

         19.9 The Regents may file, prosecute or maintain patent applications at its own expense in any country in which the Licensee has not elected to file, prosecute, or maintain patent applications in accordance with this Article, and those applications and resultant patents will not be subject to this Agreement.

20.      PATENT MARKING

         The Licensee shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

21.      PATENT INFRINGEMENT

         21.1 If the Licensee learns of the material infringement of any patent licensed under this Agreement, the Licensee shall call The Regents' attention thereto in writing and provide The Regents with reasonable evidence of infringement. Neither party will notify a third party of the infringement of any of Regents' Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably denied. Both parties shall use reasonable efforts in cooperation with each other to terminate infringement without litigation.

         21.2 The Licensee may request that The Regents take legal action against the infringement of Regents' Patent Rights. Request must be in writing and must include reasonable evidence of infringement and damage to the Licensee. If the infringing activity has not abated within ninety (90) days following the effective date of request, The Regents then has the right to:

                  21.2.1 commence suit on its own account; or 21.2.2 refuse to participate in the suit,

         and The Regents shall give notice of its election in writing to the Licensee by the end of the one-hundredth (100th) day after receiving notice of written request from the Licensee. The Licensee may thereafter bring suit for patent infringement, at its own expense, if, and only if, The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where the Licensee had exclusive rights under this Agreement. The Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join that suit at its own expense.

         21.3 Any suit brought pursuant to this Paragraph 21.3 will be at the expense of the party bringing suit and all damages recovered thereby will belong to the party bringing suit. Any legal action brought jointly by The Regents and the Licensee will be at the joint expense of the parties and all recoveries will be shared jointly by them in proportion to the share of expenses paid by each party.

         21.4 Each party shall cooperate with the other party in litigation proceedings instituted hereunder at the expense of the party bringing suit. Litigation will be controlled by the party bringing the suit, provided, however that The Regents may be represented by counsel of its choice in any suit brought by the Licensee.

22.      INDEMNIFICATION

         22.1 The Licensee shall indemnify, hold harmless and defend The Regents, its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of the patents and patent applications in Regents' Patent Rights and their employers against any and all claims, suits, losses, liabilities, damages, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense, except to the extent any claims result from or arise out of the gross negligence, recklessness or willful misconduct of The Regents, its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of the patents and patent applications in Regents' Patent Rights and their employers. This indemnification includes, but is not limited to, any product liability claims.

         22.2 The Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows, or an equivalent program of self insurance:

         22.3 Comprehensive or commercial form general liability insurance (contractual liability included) with limits as follows:

         -        Each Occurrence $1,000,000

         - Products/Completed Operations Aggregate $5,000,000 (upon the initiation of Phase I clinical trials)

         -        Personal and Advertising Injury $1,000,000

         - General Aggregate (commercial form only) $3,000,000 until the commencement of Phase I clinical trials, at which point such coverage shall be for $5,000,000

         The coverage and limits referred to under the above do not in any way limit the liability of the Licensee. The Licensee shall furnish The Regents with certificates of insurance showing compliance with all requirements under this Paragraph 22.3. Certificates must:

         - Provide for thirty (30) days' advance written notice to The Regents of any modification.

         - Indicate that The Regents has been endorsed as an additional insured under the policy.

         - Include a provision specifying that the coverage will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

         22.4 The Regents shall notify the Licensee in writing of any claim or suit brought against The Regents with respect to which The Regents intends to invoke the provisions of this Article. The Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article.

23.      NOTICES

         Any notice or payment required to be given to either party is properly given and effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or (c) on the date of transmission by facsimile, as evidenced by a written confirmation thereof, or to another address or facsimile number as is designated by written notice given to the other party.

         In the case of the Licensee: DYNAVAX TECHNOLOGIES CORPORATION

                                      717 Potter Street, Suite 100
                                      Berkeley, CA 94710-2722
                                      Attention: Ken Goldman
                                      Fax: (510) 848-5694

         In the case of The Regents: THE REGENTS OF THE UNIVERSITY OF
                                     CALIFORNIA

                                     Office of Technology Transfer
                                     1320 Harbor Bay Parkway, Suite 150
                                     Alameda, California 94502
                                     Attention: Executive Director
                                            Research Administration and
                                            Technology Transfer
                                     Referring to: UC Case Nos. 92-296 & 97-138
                                     FAX: (510) 748-6639

24.      ASSIGNABILITY

         This Agreement may be assigned by The Regents, but is personal to the Licensee and assignable by the Licensee only with the written consent of The Regents, which consent will not be unreasonably withheld.

25.      NO WAIVER

         No waiver by either party of any default of this Agreement may be deemed a waiver of any subsequent or similar default.

26.      GOVERNING LAWS

         THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country which granted such patent or in which country such patent application was filed.

27.      PREFERENCE FOR UNITED STATES INDUSTRY

         Because this Agreement grants the exclusive right to use or sell the Invention in the United States, the Licensee agrees that any products sold in the U.S. embodying this Invention or produced through the use thereof will be manufactured substantially in the United States.

28.      GOVERNMENT APPROVAL OR REGISTRATION

         Licensee shall notify The Regents if it becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement. Licensee shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

29.      EXPORT CONTROL LAWS

         The Licensee shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

30.      SECRECY

         30.1 With regard to confidential information ("Confidential Information"), whether in oral, written or electronic form, received from a party regarding this Invention or this Agreement, the receiving party agrees:

                  30.1.1 not to use the Confidential Information except for the sole purpose of performing under the terms of this Agreement;

                  30.1.2 to safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

                  30.1.3 not to disclose Confidential Information to others (except to its employees, agents or consultants who are bound to the receiving party by a like obligation of confidentiality) without the express written permission of the disclosing party, except that the receiving party is not prevented from using or disclosing any of the Confidential Information that:

                           30.1.3.1 the receiving party can demonstrate by
                                    written records was previously known to it or independently developed by it;

                           30.1.3.2 is now, or becomes in the future, public
                                    knowledge other than through acts or
                                    omissions of the receiving party; or

                           30.1.3.3 is lawfully obtained by the receiving party
                                    from sources independent of the disclosing party; and

                  30.1.4 that the secrecy obligations of the receiving party with respect to Confidential Information will continue for a period ending five (5) years from the termination date of this Agreement.

         30.2 With regard to biological material received by Licensee from The Regents, if any, including any cell lines, vectors, genetic material, derivatives, products progeny or material derived therefrom ("Biological Material"), the Licensee agrees:

                  30.2.1 not to use Biological Material except for the sole purpose of performing under the terms of this Agreement;

                  30.2.2 not to transfer Biological Material to others (except to its employees, agents or consultants who are bound to the Licensee by like obligations restricting access to and use of Biological Material) without the express written permission of The Regents, except that the Licensee is not prevented from transferring Biological Material that:

                           30.2.2.1 becomes publicly available other than
                                    through acts or omissions of the Licensee;
                                    or

                           30.2.2.2 is lawfully obtained by the Licensee from
                                    sources independent of The Regents;

                  30.2.3 to safeguard Biological Material against disclosure and transmission to others with the same degree of care as it exercises with its own biological materials of a similar nature;

                  30.2.4 to destroy all copies of Biological Material at the termination of this Agreement.

31.      MISCELLANEOUS

         31.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         31.2 This Agreement is not binding on the parties until it has been signed below on behalf of each party. It is then effective as of the Effective Date.

         31.3 No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

         31.4 This Agreement including Exhibit A embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, including the Secrecy Agreement dated July 15, 1996.

                  This Agreement does not supersede, alter or amend the Research Agreement attached hereto as Exhibit A. However, in the event of any conflict between the terms of this Agreement and the Research Agreement, the terms of this Agreement will control for purpose of interpreting this Agreement.

         31.5 In case any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

         IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

DYNAVAX TECHNOLOGIES                 THE REGENTS OF THE UNIVERSITY OF
CORPORATION                          CALIFORNIA

By: /s/ Daniel S. Janney             By: /s/ Terence A. Feuerborn
   ----------------------------          --------------------------
       (Signature)                              (Signature)

Name: Daniel S. Janney               Name: Terence A. Feuerborn
       (Please Print)

Title: President                     Title: Executive Director
                                            Research Administration and
                                            Technology Transfer

Date: 3/14/97                        Date: 3/26/97

                      Approved as to legal form: /s/ Edwin H. Baker  3/19/97
                                                 ----------------------------
                                         Edwin H. Baker              Date
                                         University Counsel
                                         Office of General Counsel

                                   EXHIBIT "A"

                               RESEARCH AGREEMENT

         This Agreement is made by and between Dynavax Technologies Corporation ("Sponsor") with offices at Alta Partners, One Embarcadero Center, Suite 4050, San Francisco, California, 94111, and The Regents of the University of California, a California Corporation having its principal office at 300 Lakeside Drive, Oakland, CA 94612-3550, on behalf of the University of California, San Diego campus ("University").

         WHEREAS, it is in the mutual interest of Sponsor and University that research be conducted on a Biotechnology Star Project by Dr. Eyal Raz and Dr. Dennis Carson entitled "Inhibition of Allergic Responses by Gene Immunotherapy" (Project);

         WHEREAS, Sponsor desires to financially support said research at University;

         NOW, THEREFORE, the parties agree as follows:

1. SCHEDULE - The Project shall be conducted in accordance with the statement of work attached hereto as Exhibit "A" and incorporated into this Agreement by this reference solely for the purpose of describing the scope of work to be performed under this Agreement. The term of this Agreement shall be 1 January 1997 through 31 December 1998, unless sooner terminated as herein provided.

2. BUDGET - Sponsor shall support the Project by a grant of [***] and the University shall support the project with a match of [***]. The grant amount shall cover all direct and indirect costs of the Project, as set forth in the budget attached hereto as part of the grant proposal set forth in Exhibit "A" and incorporated into this Agreement and the Sponsor grant amount shall be paid as set forth in Section 3. If at any time University has reason to believe that the cost of the Project will be greater than the amount budgeted, University shall notify Sponsor in writing to that effect, giving a revised budget of the cost of completion of the Project. Sponsor shall not be obligated to reimburse University for the costs incurred in excess of the Budget unless and until Sponsor has notified University in writing that the revised budget is accepted. Upon expenditure of the accepted budget amount, University's obligation to continue performance of the Project shall cease. If the Project period is more than one year, the balance of any funds remaining at the end of any Project year may be carried over to subsequent years during the period of the Agreement to support the Project.

3. PAYMENT - Upon execution of this agreement, Sponsor will provide payment in the amount of [***].

         Payment shall be made to "The Regents of the University of California" and sent to the following:

[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                 The Regents of the University of California
                 c/o Emma Reyes
                 Manager, Extramural Funds Accounting
                 University of California, San Diego
                 9500 Gilman Drive
                 La Jolla, CA  92093-0954

         At least thirty (30) days prior to the beginning of each quarter thereafter, Sponsor will make a payment to the University in an amount equal to one-quarter of the annual budget amount. Upon request by Sponsor, the University will provide to Sponsor a report of expenditures shown by major cost categories for the prior annual accounting period.

4. PRINCIPAL INVESTIGATOR - The research is to be conducted by University under the direction of Dr. Eyal Raz ("Principal Investigator") who will be responsible for the direction of the Project, including all budgeting and revisions to the Budget, in accordance with applicable University policies. The Principal Investigator is considered essential to the work being performed and no substitution may be made without the prior written concurrence of the Sponsor.

         Principal Investigator shall keep Sponsor regularly informed of progress under this Agreement and shall deliver summary quarterly reports and a detailed final report upon conclusion of this project.

5. CONFIDENTIALITY - Subject to Paragraph 9 of this Agreement, it is the intent of the parties that neither party shall furnish any information considered confidential and/or proprietary by it and/or one or more third parties to the other party in connection with this Agreement.

         Should Sponsor deem it necessary to disclose information considered confidential and/or proprietary by it to University, it will be clearly marked by Sponsor, in writing, as "Confidential Information". Except as required by law, University will not disclose confidential information for a period of five years from the end of this Agreement, and shall use such Confidential Information solely to perform its obligations under this Agreement. This obligation does not apply to information that was known to University prior to its receipt from Sponsor (as evidenced by the University's written records), that is independently developed by the University, or becomes known at any time to third parties without any breach of confidential obligations by the University.

         University will use its best efforts to protect the confidentiality of such information while in its possession, and may disclose such information only to University employees, agents or consultants who require access to such information for the purpose of performing under this Agreement, and who are bound to keep such information confidential.

6.       RIGHTS IN DATA - Subject to Paragraph 5 and 8 of this

Agreement, University shall have the right to copyright, publish, disclose, disseminate and use, in whole and in part, any data and information received or developed under the Project. Subject to Paragraphs 8 and 9 of this Agreement, Sponsor shall have the right to disclose, publish and use the technical reports, data and information delivered under the Project to Sponsor by University.

7. USE OF NAME/PUBLICITY - It is agreed by each party that it will not under any circumstance use the name of the other party or its employees in any advertisement, press release or publicity with reference to this Agreement, without prior written approval of the other party, except as required by law.

8. PUBLICATION - University shall have the right to publish the results of the work conducted by University under this Agreement to the extent such results do not contain Confidential Information of Sponsor, provided Sponsor has the opportunity to review and comment on any proposed manuscripts describing said work thirty (30) days prior to their submission to a third party for publication and the University agrees to consider Sponsor's comments prior to publication. However, if submission of such manuscript for publication would cause the loss of significant foreign patent rights, University will, at its option, either delete the enabling portion of the proposed publication, or withhold publication for an additional sixty (60) days until U.S. patent filings are completed, but only to the extent that Sponsor agrees to reimburse University for costs associated with filing, prosecuting and maintaining such patent applications.

9.       PATENT RIGHTS

         A. Sole Sponsor Inventions - All rights to inventions or discoveries conceived solely by Sponsor shall belong to Sponsor.

         B. Sole University Inventions - All rights to inventions or discoveries conceived solely by University and arising from research conducted under this Research Agreement shall belong to the University.

         C. Joint Inventions - All rights to inventions or discoveries conceived jointly by University and Sponsor arising from research conducted under this Research Agreement shall be jointly-owned in accordance with the U.S. laws of inventorship.

         The University shall offer to the Sponsor, in accordance with the provisions of the following paragraph, a time-limited right to negotiate an exclusive, worldwide, sublicensable, royalty-bearing license under the University's interest in Sole University Inventions and Joint Inventions, to make, use, sell, offer for sale and import products incorporating or using any Sole University or Joint Invention conceived and first actually reduced to practice in the performance of research under this Research Agreement, for the term of any patent thereon.

         In the event that an invention is conceived, but not sufficiently reduced to practice for patent application filing during the term of this Agreement, Sponsor is hereby granted (I)the right to fund any additional research that may be necessary or appropriate to develop the invention sufficiently for patent filing, exercisable as provided in paragraph 9 of this Agreement, and (ii)if Sponsor provides such funding, the exclusive option, exercisable as provided in paragraph 9 of this Agreement, to obtain an exclusive, worldwide, sublicensable, royalty-bearing license to make, use, sell, offer for sale and import products incorporating or using such invention.

         The University shall promptly disclose to the Sponsor any Sole University or Joint inventions arising under this Research Agreement. The Sponsor shall hold such disclosure on a confidential basis and will not disclose the information to any third party without consent of the University. The Sponsor shall advise the University in writing within sixty (60) days of disclosure to the Sponsor whether or not it wishes to secure an exclusive, worldwide, sublicensable, royalty-bearing license under such invention. If the Sponsor elects to secure a license, the University shall not offer such opportunity to license such invention to any third party while the University and Sponsor are negotiating such license. The Sponsor shall have six (6) months from the date of election to conclude a license or option agreement with the University. Such period may be extended by mutual agreement. Said license shall contain commercially reasonable terms typically contained in license agreements pertaining to inventions of similar nature and market potential, shall require diligent performance by the Sponsor for the timely commercial development and marketing of such inventions and shall require the Sponsor to reimburse the University all costs of filing, prosecuting and maintaining patent applications and patents claiming such inventions, whether or not patents issue from such applications.

         If the University and Sponsor do not conclude a license agreement prior to the expiration of the foregoing six (6) month negotiation period, the University may then offer to third parties the opportunity to obtain a license to such inversion. If, within one year after the expiration of the negotiation period, the University and a third party negotiate terms of a license which are acceptable to the University, then the University shall, before executing such license agreement with such third party, first offer Sponsor a license on the same terms, provided such terms are more favorable to such third party than those last offered to Sponsor. Sponsor may review such terms for thirty (30) days after receiving such offer, during which time University shall not conclude such license with such third party. If Sponsor notifies the University that it desires to obtain a license on such terms, the University shall grant such license to Sponsor and not to such third party. If Sponsor elects not to secure such license(s) during such thirty (30) day period, all rights to the Invention(s) disclosed hereunder shall be disposed of in accordance with University policies, with no further obligation to Sponsor.

         The University shall file, prosecute and maintain all patent applications and patents claiming Sole University Inventions or Joint Inventions, using counsel mutually agreed upon by the parties for so long as the Sponsor reimburses the University for costs thereof. The University shall provide copies of any documents filed with the U.S. Patent and Trademark Office (or the foreign equivalent thereof) to Sponsor in advance of the filing of such documents with the appropriate authority, and agrees to consult with and consider the comments of Sponsor regarding the contents of such filings. The University shall also reasonably cooperate with Sponsor in obtaining patent protection for Sole University Inventions or Joint Inventions in all foreign countries designated by Sponsor. Sponsor may notify the University if it intends to cease reimbursing the University for patent-related expenses by providing at least ninety (90) days prior written notice, in which case the University shall have the right, but not the obligation to continue to file, prosecute and maintain such patent protection at the University's expense.

10. INDEMNIFICATION - Sponsor agrees to defend, indemnify and hold University harmless from and against any and all liability, loss, expense, reasonable attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of Sponsor, its officers, agents or employees. If human subjects are involved, subject to University policy regarding care of such human subjects, Sponsor also agrees to be responsible for the costs of providing medical care to any subject injured as a result of his or her participation in the research conducted under this Agreement.

         University agrees to defend, indemnify and hold Sponsor harmless from any claim, liability, loss, expense, reasonable attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of University, its officers, agents, or employees.

11. SUPPLIES AND EQUIPMENT - In the event that University purchases equipment hereunder, title to such equipment shall vest in University.

12. EXCUSABLE DELAYS - In the event of a delay caused by inclement weather, fire, flood, strike or other labor dispute, act of God, act of governmental officials or agencies, or any other cause beyond the control of University, University shall be excused from performance hereunder for the period of time attributable to such delay, which may extend beyond the time lost due to one or more of the causes mentioned above for a reasonable period of time, provided that the University uses reasonable efforts to overcome the cause of any such delay. In the event of any such delay, this

Agreement may be revised by changing the Budget, performance period and other provisions, as appropriate, by mutual agreement of the parties.

13. NOTICE - Whenever any notice is to be given hereunder, it shall be in writing and sent to the following address, or such other address as a party may designate from time to time by written notice to the other party:

        University:                  Pamela J.  Tiffany
                                     Contract and Grant Officer
                                     Office of Contract and Grant Admin., 9034
                                     University of California, San Diego
                                     9500 Gilman Drive
                                     La Jolla, CA  92093-0934

        (for express mail:

                                     UCSD Contracts and Grants
                                     10300 N. Torrey Pines Road, 2nd Floor
                                     La Jolla, CA  92037)

        Sponsor:                     Dynavax Technologies Corporation
                                     717 Potter Street, Suite 100
                                     Berkeley, CA 94710-2722
                                     Attention: Ken Goldman
                                     Fax: (510) 848-5694

14. TERMINATION - Either party may terminate this Agreement for material breach by the other party, if such breach remains uncured for sixty (60) days after the breaching party receives notice of such breach from the nonbreaching party. Written notice shall be directed to the appropriate individual named in
Article 13 ("NOTICE") of this Agreement. Upon the giving of notice of termination by either party, the University shall exert its best efforts to limit or terminate any outstanding commitments. Sponsor shall reimburse University for all costs incurred by it for all work performed through the effective termination date, and for all outstanding obligations which cannot be canceled. Such obligations may include salary and fringe benefits (including vacation accrual) of personnel engaged on the project during their severance period; purchase orders and other agreements with outside vendors which cannot be canceled; inventory storage and disposition costs for items produced under this Agreement; and indirect costs associated with these obligations. In addition, in the event of termination by Sponsor, University shall also be reimbursed for additional costs which may be incurred as a result of termination, including reasonable clerical and accounting costs. Support for any graduate students employed by the project are noncancellable. University shall furnish, within ninety (90) days of the effective date of termination, a final invoice for settlement of all costs to be reimbursed.

15. GOVERNING LAW. - This Agreement is made in accordance with, and shall be governed and construed under the laws of the State of California, excluding its choice of law rules.

16. SEVERABILITY, - In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

17. ENTIRE AGREEMENT. - This Agreement and the exhibit attached hereto constitute the entire, final, complete and exclusive agreement between the parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

THE REGENTS OF THE UNIVERSITY OF                DYNAVAX TECHNOLOGIES
CALIFORNIA                                      CORPORATION

By: /s/ Pamela J. Tiffany                       By: /s/ Daniel S. Janney
   ----------------------------                   ------------------------
          (Signature)                                    (Signature)

Name: Pamela J. Tiffany                         Name: Daniel S. Janney

Title: Contract & Grant Officer                 Title: President

Date: November 15, 1996                         Date: 11/22/96

                         AMENDMENT TO LICENSE AGREEMENT

                  THIS AMENDMENT TO LICENSE AGREEMENT is made this 23rd day of July, 1997, between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, having statewide administrative headquarters at 300 Lakeside Drive, 22nd Floor, Oakland, California, 94612-3550, hereinafter referred to as "The Regents," and Dynavax Technologies Corporation, a California corporation, having an address at 3099 Science Park Road, Suite 500, San Diego, California 92121, hereinafter referred to as the "Licensee."

                  WHEREAS, The Regents and the Licensee entered into a License Agreement, dated the 26th day of March 1997, (UC Control No. 97-04-0493) for Method, Compositions and Devices for Administration of Naked Nucleotides Which Express Biologically Active Peptides (UC Case No. 92-296) and Immunostimulatory Oligonucleotide Conjugates (UC Case No. 97-138-1), owned by The Regents;

                  NOW, THEREFORE, upon execution of this Agreement, it is agreed between the parties to amend the License Agreement.

         I. Paragraph 9.1 is amended to read as follows:

            9.1 The Licensee shall sponsor research in the laboratory of Elena Martin Orozco, Ph.D., at the University of California San Diego, and such sponsored research will be for a two (2) year period of not less than [***] (including direct and indirect costs), pursuant to the research agreement between The Regents of the University of California and Licensee dated November 22, 1996, which is attached as Exhibit "A" ("Research Agreement").

                               * * * * * * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective officers hereunto duly authorized, the day and year hereinafter written.

DYNAVAX TECHNOLOGIES                      THE REGENTS OF THE
CORPORATION:                              UNIVERSITY OF CALIFORNIA:

By: /s/ Dino Dina                         By: /s/ Julie E. Bishop
   ---------------------------------         -------------------------
       (signature)

Name: Dino Dina, M.D.                     Name: Julie E. Bishop

Title: President                          Title: Licensing Associate
                                                 Office of Technology Transfer

Date: July 17, 1997                       Date:  7-23-97

Approved as to legal form: /s/ Sandy Schultz           7/10/97
                            ------------------------------------
                 Sandra S. Schultz                     Date
                 University Counsel
                 Office of General Counsel



[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                      FIRST AMENDMENT TO LICENSE AGREEMENT

                  This amendment ("Amendment") is effective this 2nd day of October, 1998, between The Regents Of The University Of California, a California corporation, having statewide administrative headquarters at 1111 Franklin Street, 12th Floor, Oakland, California, 94607-5200, hereinafter referred to as "The Regents," and Dynavax Technologies Corporation, a California corporation, having an address at 717 Potter Street, Suite 100, Berkeley, California 94710, hereinafter referred to as the "Licensee."

         WHEREAS, The Regents and the Licensee entered into a license agreement, dated the 26th day of March, 1997 (UC Control No. 97-04-0493) for Method, Compositions and Devices For Administration of Naked Nucleotides Which Express Biologically Active Peptides, for certain patent applications covered by UC Case No. 92-296, and owned by The Regents and for Immunostimulatory Oligonucleotide Conjugates, UC Case No. 97-138 and owned by The Regents ("License Agreement"),

         WHEREAS, The parties wish to include additional patent applications filed since the date of the License Agreement in the License Agreement,

         NOW, THEREFORE, upon execution of this Amendment, it is agreed between the parties to amend the License Agreement.

I. Paragraph 1.1 is deleted in its entirety and replaced with the following:

         1.1 "Regents' Patent Rights" means any subject matter claimed or disclosed in any of the following:

               U.S. Patent Application Serial
Case Number                Number                        Filing Date
-----------    ------------------------------    ----------------------------
92-296-1       Serial No. 08/112,440             August 26, 1993 (now
                                                 abandoned)

92-296-2       Serial No. 08/464,878             June 7, 1995; claims allowed
                                                 September 16, 1997

92-296-3       Serial No. 08/333,068             November 1, 1994

92-296-4       Serial No. 08/334,260             November 3, 1994

92-296-5       [***]                             [***]

92-296-6       [***]                             [***]

92-296-7       [***]                             [***]

92-296-8       [***]                             [***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

92-296-9       [***]                             [***]

92-296-A       Serial No. 08/593,554             January 30, 1996

92-296-B       Serial No. 08/725,968             October 4, 1996

92-296-C       Serial No. 08/927,120             September 5, 1997

92-296-D       Serial No. 08/928,412             September 12, 1997

92-296-E       Application authorized            September 30, 1997

92-296-F       Application authorized            September 29, 1997

97-138-1       Serial No. 60/028,118             October 11, 1996

97-138-2       Serial No. 08/927,120             September 5, 1997

by Drs. Dennis A. Carson, Eyal Raz and Meredith Howell and assigned to The Regents; and continuing applications thereof, divisions, substitutions, and continuation-in-part applications, but only to the extent claims in any such continuation-in-part application contain subject matter included in the foregoing listed applications as originally filed in the U.S. Patent and Trademark Office ("USPTO"); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents (including inventor's certificates)."

                               * * * * * * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective officers hereunto duly authorized, the day and year hereinafter written.

DYNAVAX TECHNOLOGIES                     THE REGENTS OF THE
CORPORATION                              UNIVERSITY OF CALIFORNIA

By: /s/ Dino Dina                        By: /s/ Terence A. Feuerborn
   -------------------------               ----------------------------
           (Signature)                             (Signature)

Name: Dino Dina, M.D.                    Name: Terence A. Feuerborn

Title: President & CEO                   Title: Executive Director
                                                Office of Technology Transfer

Date: September 25, 1998                 Date: 10-2-98

                        Approved as to legal form: /s/ Edwin H. Baker  9/8/99
                                                  -----------------------------
                                                  Edwin H. Baker        Date
                                                  University Counsel
                                                  Office of General Counsel

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

UC Case Nos. 92-296 and 97-138

                 THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

         This third amendment (the "Third Amendment") is effective this 22nd day of September, 1999 (the "Effective Date") between The Regents of the University of California, a California corporation with administrative headquarters at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 ("The Regents"), and Dynavax Technologies Corporation, a California corporation, having an address at 717 Potter Street, Suite 100, Berkeley, California 94710, ("Dynavax").

                                   BACKGROUND

         A. The Regents and Dynavax entered into an exclusive license agreement (UC Control No. 97-04-0493) dated March 26, 1997 ("the Agreement") which covers "Methods, Compositions, and Devices for Administration of Naked Nucleotides Which Express Biologically Active Peptides" and "Immunostimulatory Oligonucleotide Conjugates".

         B. The Regents and Dynavax entered into other exclusive license agreements. These are UC Agreement Control Nos. 99-04-0166 and 99-04-0321, dated October 2, 1998 (the "UC 94-029 Agreement" and "UC 97-287 Agreement", respectively) which cover "Compounds for Inhibition of Ceramide-mediated Signal Transduction" and "New Anti-inflammatory Inhibitors: Inhibitors of Stress Activated Protein Kinase Pathways"; and "Inhibitors of DNA Immunostimulatory Sequence Activity," respectively.

         C. This Agreement was amended July 23, 1997, to change the Principle Investigator listed in the Research Agreement dated November 22, 1996.

         D. This Agreement was amended October 2, 1998, to include additional patent applications in the definition of Regents' Patent Rights.

         E. The Regents and Dynavax wish to further amend this Agreement to include additional patent applications filed since the Effective Date in the definition of Regents' Patent Rights.

         F. The Regents and Dynavax wish to further amend this Agreement to amend the Index Milestone Payment, and

         G. The Regents and Dynavax wish to further amend this Agreement to amend the Attributed Income Payment to take into consideration amounts which may be or have been paid under the UC 94-029 Agreement and the UC 97-287 Agreement.

         NOW, THEREFORE, the parties agree to amend the Agreement as set forth herein.

Paragraph 1.1 is deleted in its entirety and replaced with the following:

         1.1 "Regents' Patent Rights" means any subject matter claimed or disclosed in any of the following:

           Case Number              U.S. Patent Application Serial    Filing Date or Issue Date
                                    Number or U.S. Patent Number
--------------------------------    ------------------------------    -------------------------
92-296-1                            Serial No. 08/112,440]            August 26, 1993

92-296-2                            Patent No. 5,830,877              November 3, 1998

92-296-3                            Patent No. 5,804,566              September 8, 1998

92-296-4                            Patent No. 5,679,647              October 21, 1997

92-296-5                            [***]                             [***]

92-296-6                            [***]                             [***]

92-296-7                            [***]                             [***]

92-296-8                            [***]                             [***]

92-296-9                            [***]                             [***]

92-296-A                            Serial No. 08/593,554             January 30, 1996

92-296-B                            Patent No. 5,849,719              December 15, 1998

92-296-C                            Serial No. 08/927,120             September 5, 1997

92-296-D                            Serial No. 08/928,412             September 12, 1997

92-296-G                            Serial No. 09/212,064             September 15, 1998

92-296-H                            Serial No. 09/235,742             January 21, 1999

97-138-1                            Serial No. 60/028,118             October 11, 1996

97-138-2 - incorp. into 92-296-C    Serial No. 08/927,120             September 5, 1997

97-138-3                            Serial No. PCT/US97/19004         October 9, 1997

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

by Drs. Dennis A. Carson, Eyal Raz and Meredith Howell and assigned to The Regents; and continuing applications thereof, divisions, substitutions, and continuation-in-part applications, but only to the extent claims in any such continuation-in-part application contain subject matter included in the foregoing listed applications as originally filed in the U.S. Patent and Trademark Office ("USPTO"); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents (including inventor's certificates).

Paragraph 8.3 is deleted in its entirety and replaced with the following:

         8.3      Indexed Milestone Payment: Within sixty (60) days of either
(a) the closing of a public offering of the common stock pursuant to a registration statement filed with the Securities and Exchange Commission or (b) any consolidation or merger of Dynavax with any other entity, or any other corporate reorganization following which the shareholders of Dynavax immediately prior thereto own less than sixty percent (60%) of Dynavax's voting power, or any transaction or series of transactions in which greater than forty percent (40%) of Dynavax's voting power is transferred to a third party not previously a shareholder of Dynavax; Dynavax shall make to The Regents a cash payment equal to [***]. This Indexed Milestone Payment shall be a one-time payment by Dynavax under any one of the three (3) license agreements between The Regents and Dynavax. One third (1/3) of this amount will be attributed to this Agreement, one third (1/3) to the UC 94-029 Agreement, and one third (1/3) to the UC 97-287 Agreement.

Paragraph 8.4 is deleted in its entirety and replaced with the following:

         8.4 Attributed Income: Within sixty (60) days of Dynavax's receipt of Attributed Income, Dynavax shall pay to The Regents [***]. Such Attributed Income shall be allocated to the license agreement that generated the Attributed Income. These payments by Dynavax shall continue until an aggregate of [***] has been paid by Dynavax under the three (3) license agreements between The Regents and Dynavax.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Paragraph 9.5.3 is deleted in its entirety and replaced with the following:

         9.5.3    market Licensed Products [***];

The following Paragraph 9.6 is added:

         9.6 If Dynavax is unable to meet any of the dates set forth in Paragraph 9.5, Dynavax shall be entitled to a one-time extension of each of the dates (which have not been met) by [***] upon payment of [***] to The Regents, provided that such payments is received by The Regents within sixty (60) days of receipt of written notice by The Regents that Dynavax has not met a due diligence date. The [***] payment has the effect of extending the subject date and all subsequent dates by [***]. The Regents shall not exercise its rights to terminate this Agreement unless a re-established date is not met.

         The remaining provisions of the Agreement remain in full force and effect.

         The parties have executed this Third Amendment in duplicate by their respective and duly authorized officers, as evidenced by the signatures below.

DYNAVAX TECHNOLOGIES                THE REGENTS OF THE
CORPORATION:                        UNIVERSITY OF CALIFORNIA:

By: /s/ Dino Dina                   By: /s/ Terence A. Feuerborn
   -----------------------------       ---------------------------
             (signature)                        (signature)

Name: Dino Dina, M.D.               Name: Terence A. Feuerborn

Title: President & CEO              Title: Executive Director
                                           Research Administration and
                                                Technology Transfer

Date: Sept. 17 1999                 Date: 9-22-99

                    Approved as to legal form: /s/ Edwin H. Baker     9/8/99
                                              -------------------------------
                                             Edwin H. Baker           Date
                                             University Counsel
                                             Office of General Counsel

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.